Exhibit 23.3

L A W   C O R P O R A T I O N

Your Ref:	-	Writer’s Contact
		DID	:	+65 6389 9009
Our Ref:	NTP/ntp/2401461	Secretary	:	+65 6389 9150
		Fax	:	+65 6223 9329
		E-mail	:	nicoletan@infinituslaw.com.sg

18 February 2025

PRIVATE & CONFIDENTIAL

KANDAL M VENTURE LIMITED
Cricket Square, Hutchins Drive
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

Attention:	The Board of Directors

Dear Sirs

KANDAL M VENTURE LIMITED (the “Company”) LISTING ON NASDAQ — CONSENT OF LAW FIRM

We have acted as the Singapore legal counsel to the Company in relation to the Registration Statement on Form F-1 (as it may be amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”) on or about 18 February 2025 in connection with:

(i)	an initial public offering of 2,000,000 Class A ordinary shares of a par value of US$0.00001 each of the Company (the “Class A Ordinary Shares”) by the Company pursuant to the prospectus of the Registration Statement (the “Public Offering Prospectus”);

(ii)	an offering of up to 300,000 Class A Ordinary Shares additional to the 2,000,000 Class A Ordinary Shares, within 45 days after the closing of the offering to the underwriters to cover over-allotments; and

(iii)	a resale by the selling shareholder as set out in the resale prospectus of the Registration Statement (the “Resale Prospectus”) of 1,000,000 Class A Ordinary Shares pursuant to the Resale Prospectus.

We hereby consent to the use of our name under the captions “Enforcement of Civil Liabilities”, “Risk Factors” and “Legal Matters” in the prospectuses forming parts of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Incorporating Yeo Wong & Thian

and Chu Chan Gan & Ooi

Advocates & Solicitors

Trademark & Patent Agents

Notary Public

Commissioner for Oaths

Gan Choon Beng

Leo Cheng Suan

Bernie Neo Ho Guan

Pamela Chong Mi-Li

Nicole Tan Siew Ping

Carolyn Yasmin Ng Lai Kuan

Teh Ee-Von

Kalaiselvi d/o Singaram

Gerald Chong

Ivan Ng

Michelle Chen

Grismond Tien

Leo Kim

Lee Shu Xian

Russell Chan Fu-Rong

Phyllis Wong Shi Ting

Carolyn Au Yee Ting

Kenneth Teng Jin Wei

Consultants

Chan Kok Chye

G Radakrishnan

Jennifer Lim Lay Choo

77 Robinson Road

#16-00 Robinson 77

Singapore 068896

Telephone

+65 6221 2233

+65 6323 6388

Fax

[Not for service of Court documents]

+65 6323 6788 (Conveyancing)

+65 6323 6755 (IP)

+65 6223 9329 (Corporate)

+65 6224 2607 (Litigation)

E-mail

mail@infinituslaw.com.sg

Website

www.infinituslaw.com.sg

Co. Reg. No. 200100031K

Incorporated with limited liability

L A W   C O R P O R A T I O N

Yours faithfully

/s/ Infinitus Law Corporation

Infinitus Law Corporation

(Writer’s details:

Nicole TAN Siew Ping
Director)

Incorporating Yeo Wong & Thian

and Chu Chan Gan & Ooi

Advocates & Solicitors

Trademark & Patent Agents

Notary Public

Commissioner for Oaths

Incorporated with limited liability

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